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CUSIP No. 5844OX 10


                                                                       Exhibit I
                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Jupiter Media Metrix, Inc.

         EXECUTED as a sealed instrument this 13th day of February, 2001.

                           GREYLOCK IX LIMITED PARTNERSHIP

                           By:  Greylock IX GP Limited Partnership
                                                General Partner



                                By: /S/ WILLIAM W. HELMAN
                                   ------------------------------------
                                              William W. Helman
                                    Co-Managing General Partner


                           GREYLOCK IX GP LIMITED PARTNERSHIP

                           By:      /S/ WILLIAM W. HELMAN
                              -----------------------------------------
                                              William W. Helman
                                    Co-Managing General Partner



                                    /S/ WILLIAM W. HELMAN
                              -----------------------------------------
                                              William W. Helman


                                    /S/ WILLIAM S. KAISER
                              -----------------------------------------
                                              William S. Kaiser



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